ARCH THERAPEUTICS, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Arch Therapeutics, Incorporated (the “Company”) and Terrence W. Norchi, MD (the “Employee”), effective as of March 13, 2014, upon approval by the Company’s Board of Directors, with reference to the following facts:

WHEREAS, (i) the Company and the Employee entered into the Employment Agreement dated as of June 25, 2013 (the “Agreement”) and (ii) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the provisions contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment. The Agreement is hereby amended as follows:

1.1	Section 2 (a) of the Agreement is hereby deleted and replaced in its entirety with the following:

Annual Base Salary. As compensation for Executive’s performance of his duties hereunder, the Company shall pay to Executive an initial base annual salary of three-hundred twenty-five thousand dollars ($325,000), starting on February 1, 2014, (the “Annual Base Salary”), payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. If, due to the Company’s capital constraints, the Company is unable to pay to Executive any portion of the Annual Base Salary when due, such unpaid portion of the Annual Base Salary shall be deferred, without bearing interest, and shall remain payable until such time as the Company’s capital constraints are resolved and the outstanding Annual Base Salary is fully paid.

1.2	Section 2 (b) of the Agreement is hereby deleted and replaced in its entirety with the following:

Annual Bonus. Executive shall be eligible at the sole discretion of the Board of Directors to receive an annual cash bonus in an amount up to thirty-five percent (35%) of his then-current Annual Base Salary (the “Annual Bonus”). The actual amount of the Annual Bonus will be determined by the Board of Directors based on Executive’s achieving Company and personal goals established and mutually agreed upon between the Executive and the Company. If awarded, the Annual Bonus will be paid on or before March 15 of the year following the year in which the Annual Bonus was earned. If, due to the Company’s capital constraints, the Company is unable to pay to Executive any portion of the Annual Bonus when due, such unpaid portion of the Annual Bonus shall be deferred, without bearing interest, and shall remain payable until such time as the Company’s capital constraints are resolved and the outstanding Annual Bonus is fully paid.

1

2.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of New York, without giving effect to its conflict of law rules. Except for actions for injunctive or other equitable relief, which may be brought in any court of competent jurisdiction, any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Commonwealth of Massachusetts or in state court in the Commonwealth of Massachusetts, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding

3.	Counterparts. This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

4.	Severability. All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

5.	Entire Agreement; Modifications and Amendments. This Amendment, together with the Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof. No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the parties to this Amendment.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

TERRENCE W. NORCHI

/s/ Terrence W. Norchi, MD
Name:	Terrence W. Norchi, MD
Title:	President and CEO

ARCH THERAPEUTICSS, INC.

By:	/s/ Avtar Dhillon
Name:	Avtar Dhillon, MD
Title:	Chairman of the Board of Directors

[Signature Page to Employment Agreement Amendment]

3